Exhibit 10.31

SECOND LEASE MODIFICATION AGREEMENT

AGREEMENT made this 14th day of April 2000 between JOSEPH P. DAY REALTY CORP., as agent for 800 Third Avenue Associates, LLC (“Owner”), 9 East 40th Street, New York, New York 10016, and ASSET ALLIANCE CORPORATION (“Tenant”), 800 Third Avenue, New York, New York 10022;

W I T N E S S E T H:

WHEREAS, the parties are Owner and Tenant respectively under lease dated September 12, 1996, as modified by Lease Modification Agreement dated December 8, 1997 (the lease as modified is hereinafter referred to as the “Lease”), covering the entire 22nd Floor at 800 Third Avenue, New York, New York (the “Building”) for a term ending July 31, 2008; and

WHEREAS, Tenant wishes to lease additional space in the Building;

NOW, THEREFORE, the parties agree as follows:

1. Owner hereby leases to Tenant and Tenant hereby leases from Owner Room 2302 in the Building for a term commencing on substantial completion of Owner’s Work set forth in the attached Workletter (the “Room 2302 Commencement Date”) and ending on the same date the Lease shall end.

2. Except to the extent otherwise provided in this Agreement, (i) from and after the Room 2302 Commencement Date, Room 2302 shall, for all purposes of the Lease, constitute part of the demised premises under the Lease, and (ii) Owner and Tenant agree that all the terms, covenants and conditions of the Lease shall apply to the leasing of Room 2302.

3. Commencing on the Room 2302 Commencement Date, Tenant shall pay and Owner shall accept the following rent and additional for Room 2302:

(a) Tenant shall pay annual rental (as set forth on page 1 of the Lease) for Room 2302 of $98,304 per annum;

(b) Tenant shall pay real estate tax escalation for Room 2302 pursuant to Article 39 of the Lease; the “Base Tax” for Room 2302 shall mean Taxes, as finally determined by settlement, court decision or otherwise, for the fiscal Tax Year ending June 30, 2000; Tenant’s Share for Room 2302 shall be .435%;

(c) Tenant shall pay wage formula increase for Room 2302 pursuant to Article 40 of the Lease; the Wage Rate Multiple for Room 2302 shall be 2048; the “Base Labor Rate” for room 2302 shall be the Labor Rate at December 31, 2000;

(d) in the event Owner exercises Owner’s option, pursuant to Article 41 of the Lease, Tenant shall pay operating expense escalation for Room 2302 pursuant to Article 41 of the Lease; the “Base Year” referred to therein for Room 2302 shall be 2000; the percentage referred to therein for Room 2302 shall be .435%;

(e) Tenant shall pay Heating Costs escalation for Room 2302 pursuant to Article 42 of the Lease, in the event Heating Costs for any calendar year shall exceed Heating Costs for 1999; the percentage referred to therein for Room 2302 shall be .435%;

(f) Tenant shall pay local laws escalation for Room 2302 pursuant to Article 43 of the Lease; the percentage referred to therein for Room 2302 shall be .435%;

(g) Owner shall furnish electricity in Room 2302 pursuant to Article 66 of the Lease; pending an electrical survey, the Electrical Inclusion Factor for Room 2302 shall be $6,144 per annum; the annual rental for Room 2302 referred to in subparagraph (a) shall be increased by the Electrical Inclusion Factor making a total annual rental for Room 2302 of $104,448 per annum payable in advance on the first day of each month in equal monthly installments of $8,704; in no event shall the Electrical inclusion Factor for Room 2302 be decreased below $6,144 per annum.

4. Owner agrees, at Owner’s cost and expense, to do the work in Room 2302 set forth in the attached Workletter. Article 71 of the Lease shall apply to such work in Room 2302.

5. Articles 67, 68, 69, 73 and 75 of the Lease and the Workletter attached to the Lease and the Lease Modification Agreement and paragraphs 4, 7 and 8 of the Lease Modification Agreement shall not apply to Room 2302. Provided that Tenant is not then in default under this Lease and provided that Room 2302 is not further demised, Tenant may without Owner’s consent sublet all or a portion of Room 2302 to up to four other entities for the use set forth in Article 2 of the Lease and subject to the prohibitions set forth in Article 51 of the Lease, provided that Tenant gives Owner prior written notice thereof, including the name, address and Federal identification number of any such subtenant, and furnishes Owner with a copy of the sublease. Such a sublease to Walek Associates, Inc. and Briciloeur Capital Management, Inc. (which are current tenants) conforming to these provisions is hereby approved. In connection with any such sublease the other provisions of Article 62 shall not apply.

6. This Agreement is offered to Tenant for signature by the managing agent of the Building solely in its capacity as such agent and subject to Owner’s acceptance and approval. Tenant shall affix its signature hereto with the understanding that such act shall not, in any way, bind Owner or its agent until such time as this Agreement shall have been approved and executed by the managing agent or the Owner and delivered to Tenant.

7. Tenant covenants, warrants and represents that there was no broker except Joseph P. Day Realty Corp. instrumental in consummating this Agreement and that no conversations or negotiations were had with any broker except Joseph P. Day Realty Corp. concerning the terms of this Agreement. Tenant agrees to hold Owner harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker except Joseph P. Day Realty Corp.

8. Except as specifically modified herein, Owner and Tenant ratify, confirm, accept and agree to all of the terms, covenants and conditions of the Lease.

9. This Agreement shall inure to the benefit of and bind the parties hereto, their legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

JOSEPH F. DAY REALTY CORP., as agent
(Owner)

By:	/s/Richard Teichman

ASSET ALLIANCE CORPORATION
(Tenant)

By:	/s/Arnold L. Mintzf

Bennett Design Group Inc.
108 West 39th Street
New York, NY 10018
212-391-0431
212-391-0622 FAX

February 15, 2000

Asset Alliance Corporation
800 Third Avenue
23rd Floor
New York, NY 10022

WORK LETTER

Landlord agrees, as it’s sole expense and without charge to tenant, shall cause to be prepared the following architectural drawings and specifications:

A.	GENERAL CONSTRUCTION:

1.	DEMOLITION:

As per plan.

2.	PARTITIONS:

a)	Building standard portioning as per approved Preliminary Plan # P-1 dated, February 15, 2000

3.	DOORS, FRAMES & HARDWARE:

a)	All wood doors and frames as per Plan # P-1, dated February 15, 2000 including wood and glass to match 22nd floor.

b)	Level hardware to match floor style, finish and quality.

c)	Closet interior shelves and hang bars.

d)	Saddles at each door.

4.	CEILINGS:

a)	All new Donn Fine Line suspended ceiling system with white 2x2 cirrus acoustical lay-in tiles.

5.	AIR CONDITIONING:

a)	Modify air distribution button system to conform to new layout.

b)
Furnish and install new 7 1/2 ton air condition supplemental air conditioning system with all required ductwork, diffuser, return and thermostat. This system to be installed in adjacent tenant space with thermostatic control within Asset Alliance space.

6.	LIGHTING/ELECTRIC:

a)	All new lighting to match fixtures on 22nd floor - including all pendants, wall sconces and under/lower cabinet lights.

All Switches Dimmers

7.	POWER/ELECTRIC:

a)	As new outlets as per Plan in each area and in reception.

b)	Electric strike at entry door. Electric door and security lock.

8.	PAINTING:

a)	All walls to be painted in tenants choice of colors, flat furnish ceiling, eggshell finish on walls, semigloss on metal & wood trim. One prime coat and two finish coats.

b)	New vinyl wallcovering in Corridor/Reception Area to match 22nd floor.

9.	FLOOR COVERING:

a)	All new carpet in colors selected by tenant. Quality and specifications to be equal to present 22nd floor spaces. Carpet includes same as 22nd floor.

10.	WINDOW TREATMENTS:

a)	Tenants color selection solar veil shades to match style and quality on 22nd floor.

11.	KITCHEN SHELVES AND CABINETS

a)	Chair Rail in office common areas.

b)	Base moulding in offices and hallways.

12.	MILLWORK:

a)	Wood base and Chair Rail in Reception Area to match 22nd floor in detail and finish.

13.	HALLWAY CHAIR RAIL AND WALL COVERING TO MATCH 22ND FLOOR PAINTING INCLUDED (ELEVATORS)

NOTE:	All work done by landlord and or tenant shall comply with the New York State Building Department Code Requirements.

Any additional equipment or work over and above that is specified in the Work Letter must receive approval of lessor, in advance, and shall be performed at lessee’s expense.

B.	WORK AT TENANT’S SOLE COST AND EXPENSE:
(Unless specified in above Work Letter)

1)	Furniture and files

2)	Telephone and data wiring and equipment.

3)	All custom cabinetwork and millwork (including new and retrofitted desks, cabinets and conference table, radiator enclosure, wainscot, chair rail and base and corridor arches).

ELEC. CLOS.
JAN CLOS
POWDER RM
WOMEN
MEN
A.C. SHAFT
PASSENGER ELEVATORS
ASSET ALLIANCE
EAST 49TH STREET
JOSEPH P. DAY REALTY
800 THIRD AVE · PART 23rd FLR.
'8" = 1'-0" MARCH '00
THIRD AVENUE